Exhibit 99.1

Hercules Offshore Fleet Status Report

Hercules Offshore Rig Fleet Status (as of November 20, 2006)

Rig Name	Rig Design	Max. Water Depth (ft)	Current Location	Customer/ Status	Estimated Contract Expiration(1)	Contract Dayrates $000	Comments
Gulf of Mexico

Rig 11	Bethlehem JU 200 MC	200	GOM	Energy XXI	Late-Dec	64-66	Budgeted downtime of 10 days for maintenance in 2Q07.

Rig 15	Baker Marine Big Foot III	85	GOM	Bois d’Arc	May-07	89-91	Mutually agreed dayrates adjusted quarterly. Next adjustment in early-February.

Rig 20	Bethlehem JU 100 MC	100	GOM	Energy XXI	Feb-07	114-116	Budgeted downtime of 28 days for maintenance in 3Q07.

Rig 21	Pacific Coast Engineering MC	120	GOM	Chevron	Mar-07	79-81

Rig 22	Marathon LeTourneau 51-C MC	173	GOM	Chevron	Mar-07	79-81

Rig 26	Marathon LeTourneau 150-44-C	250	GOM	Shipyard	NA	NA	Undergoing significant upgrade and refurbishment. Increasing maximum water depth capability to 250’, expanding quarters capacity to 100 from 80, as well as making improvements to variable deck load and maximum drilling depth. Estimated upgrade cost of $40MM. Expected completion late April 2007. Bidding internationally.

Rig 30	Bethlehem JU 250 MS	250	GOM	Helis	Mar-07	84-86	Helis also has four one-well options at mutually agreed dayrates. Budgeted 18 days of downtime for maintenance in Q107.

International

Rig 16	Offshore Company IC	170	Mid. East	Occidental	May-08	69-70

Rig 31	Bethlehem JU 250 MS	250	India	Cairn	May-07	109-111	Experienced 12 days of downtime during Q4. Expected to move to second well in mid-December at which time the dayrate will increase to $140K for subsequent six wells. Cairn has five one well options at $140K.

(1)	Certain information in the table, including estimated contract expiration dates, are estimates based on current arrangements with Hercules’ customers and current expectations as to the time required for completion of projects.

Hercules Offshore Liftboat Fleet Status

Leg Length/ Liftboat Class (Feet)	Total Number of Liftboats	October 2006				Comments
		Actively Marketed Liftboats(1)	Revenue Per Day Per Liftboat(2)	Operating Days	Utilization(3)
Gulf of Mexico

260	1	1	$33,611	31	100%
230	3	3	27,224	31	33%	Two vessels in drydock/maintenance in October and most of November. One vessel was damaged in recent storm in GOM; expected back in service by the start of Q3’07.
190-215	6	6	22,221	146	78%	One vessel in drydock in October. One vessel in for repairs for seven days of October
170	2	2	16,090	62	100%
140-150	6	6	9,953	164	88%	One vessel in drydock part of October

120-130	14	14	8,491	410	94%	Two vessels in drydock part of October and November
105	15	13	7,178	212	53%	Five vessels in drydock in October and November and one being refurbished through November. One to two vessels hot-stacked during October awaiting crews.

Sub-total/Average	47	45	12,086	1,056	76%

Nigeria
130-170	4	4	13,085	113	91%	One 145 class vessel in drydock for part of October and one 145 class in drydock all of November. All vessels under contract with Chevron through August 2007.

Total/Average	51	49	12,183	1,169	77%

Note:

(1)	Actively marketed liftboats excludes two cold-stacked 105 class liftboats that are undergoing refurbishment (expected completion in December 2006 and January 2007).
(2)	Includes reimbursables. For comparative purposes, revenue per day per liftboat for October 2005 for the vessels owned at that time was as follows: 230’ - $13,842 190-215’ - $14,385, 140-150’ - $8,289, 120-130’ - $6,448, 105’ - $4,146.
(3)	Utilization is defined as the total number of operating days in the period as a percentage of the total number of calendar days in the period our liftboats were actively marketed.

The information herein contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements include statements concerning estimated contract expiration dates, dayrates, estimated dates for completion of repairs and upgrades and commencement dates of new contracts. Such statements are subject to a number of risks, uncertainties and assumptions, including without limitation early termination by the customer pursuant to the contract or otherwise, cancellation or completion of certain contracts earlier than expected, operational difficulties, shipyard and other delays and other factors described in Hercules’ annual report on Form 10-K and its most recent periodic reports and other documents filed with the Securities and Exchange Commission, which are available free of charge at the SEC’s website at www.sec.gov or the Company’s website at www.herculesoffshore.com. Hercules cautions you that forward-looking statements are not guarantees of future performance and that actual results or developments may differ materially from those projected or implied in these statements.